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EXHIBIT 3


                                     WARRANT


              NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION, AND MUST BE HELD INDEFINITELY UNLESS THEY ARE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, OR AFTER RECEIPT OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO FORTUNE FINANCIAL, INC., TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED AND THE TRANSFER DOES NOT VIOLATE ANY APPLICABLE SECURITIES LAW.

                       WARRANT TO PURCHASE COMMON STOCK OF

                             FORTUNE FINANCIAL, INC.

         FORTUNE FINANCIAL, INC., a Florida corporation (hereinafter called the "Company"), for value received hereby certifies that Mid-Ohio Securities Corp., FBO R. Lee Smith (Acct. 15051) or assigns ("Purchaser") has the right at any time, and from time to time, prior to December 23, 2003, as set forth in and subject to Section 2.1 hereof, to purchase 330,579 fully paid and non-assessable shares of Common Stock, $.025 par value, of the Company (hereinafter called "Common Stock") at the price set forth herein, all as provided herein and upon compliance with and subject to the conditions set forth herein.

                                    ARTICLE I

                                    TRANSFER

     Section 1.1. TRANSFER BOOKS. The Company shall maintain books for the transfer and registration of this Warrant.

     Section 1.2. TRANSFER. The Company, from time to time, shall register the transfer of this Warrant in the books to be maintained by the Company for that purpose upon surrender at the principal office of the Company of this Warrant properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the

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surrendered Warrant shall be canceled by the Company. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

     Section 1.3. TRANSFER RESTRICTIONS. This Warrant, and except as set forth in any registration rights agreement between the Company and Purchaser, the Common Stock underlying this Warrant, will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any securities act of any state or other jurisdiction, and is being issued in reliance on registration exemptions under such statutes for private offerings. This Warrant or any of the underlying shares of Common Stock may not be sold or otherwise transferred except in accordance with the 1933 Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the 1933 Act and otherwise in compliance with applicable law) the holder must furnish to the Company a written opinion of counsel, in form and substance satisfactory to the Company, to the effect that registration under the 1933 Act is not required and that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer.

                                   ARTICLE II

                   NUMBER OF SHARES; WARRANT PRICE; DURATION;
                             AND EXERCISE OF WARRANT


     Section 2.1. NUMBER OF SHARES; WARRANT PRICE; AND DURATION. This Warrant was issued pursuant to a Securities Purchase Agreement of even date herewith between the Company and Purchaser (the "Loan Agreement") and contemporaneously with the issuance of a Promissory Note in the amount of $800,000 (the "Note") issued pursuant to the Loan Agreement. This Warrant entitles the registered holder thereof, subject to the provisions hereof, to purchase from the Company at any time and from time to time (after receipt of approval of the Company's shareholders if required by NASD rules) prior to December 31, 2003, 330,579 shares of Common Stock, subject to adjustment as provided in Article III hereof, for a price per share of Common Stock equal to $2.42 per share, less the Book Value Adjustment as hereinafter defined, and as further adjusted hereby from time to time, payable in full at the time of purchase. The Book Value Adjustment means the amount per outstanding share of Common Stock by which the book value of the Company's outstanding Common Stock is increased or reduced as a result of
(a) the financial impact of any reinsurance arbitration proceeding pending on the date of this Warrant and (b) any increase or decrease in the Company's loss reserves for periods ending on or before September 30, 2000; in each case determined by the Company's independent public accountants on or before the completion of their audit of the Company's financial statements for the year ending December 31, 2001. The term "Warrant Price" as used herein refers to the foregoing price per share as adjusted hereby and in effect from time to time.

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     Section 2.2. EXERCISE.

                  (A) This Warrant may be exercised, in whole or in part, by surrendering this Warrant, at the principal office of the Company, with the Election to Exercise form set forth at the end hereof duly executed, and by paying in full, the Warrant Price for each share of Common Stock as to which this Warrant is exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. Such payment may be (i) in cash or by cashier's or bank check, (ii) by surrender of the Note with an outstanding amount (principal and interest) equal to the exercise price or (iii) if the Common Stock is at the time traded on a national securities exchange or a Nasdaq market, by making a cashless exercise. Upon exercise by surrender of a Note, if the Purchaser does not elect to convert any portion of the outstanding interest, then the Company shall pay the accrued interest under such Note surrendered in cash within five (5) business days of such surrender and if the Purchaser surrenders only a portion of any Note, then the Company shall reissue a substitute Note for the amount not surrendered. Upon a cashless exercise, the Purchaser shall receive shares of Common Stock on a net basis such that, without the payment of any funds, the Purchaser shall surrender this Warrant in exchange for the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock as to which this Warrant is being exercised, multiplied by (ii) a fraction, the numerator of which is the aggregate Market Price of such Common Stock less the aggregate then applicable exercise price, and the denominator of which is such aggregate Market Price. In respect of such calculation, the term Market Price shall mean at any applicable date (i) the last reported sale price of the Common Stock, or, (ii) in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case, as officially reported on the Nasdaq market or on such other principal national securities exchange on which the Common Stock is then listed or admitted to trading.

                  (B) As soon as practicable after the exercise or partial exercise of this Warrant, the Company shall cause to be issued to or upon the order of the holder of this Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, and, if applicable, a substitute Warrant for the number of shares not exercised.

                  (C) Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, but in any case where the holder hereof would, except for the provisions of this Section 2.2, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise hereof, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Price, issue a certificate for the largest number of full shares of Common Stock then called for hereby and pay a sum in cash equal to the market value of such fraction of a share.

                  (D) All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes in respect of the issue thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issuance of a certificate for shares

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of Common Stock or any other securities in any name other than that of the holder of this Warrant; and in such case the Company shall not be required to issue or deliver any such certificate until such tax shall have been paid.

                  (E) Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the purchase price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                                   ARTICLE III

                ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE
                                AND WARRANT PRICE

     Section 3.1 SPECIAL DEFINITIONS. For purposes of this Article III, the following definitions shall apply:

               (A) "Option" shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

               (B) "Original Issue Date" shall mean the date on which this Warrant is first issued.

               (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 3.2 hereof, deemed to be issued) by the Company after the Original Issue Date other than the shares of Common Stock issued upon the exercise of any of the issued options or other convertible securities described in the Loan Agreement ("Permitted Options").

               (E) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights whenever issued by the Company to acquire Common Stock by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance other than Permitted Options.

     Section 3.2 ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the

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maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.4 hereof) of such Additional Shares of Common Stock would be less than the Warrant Price on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (A) No further adjustment in the number of shares of Common Stock issuable upon exercise of the Warrant shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

               (B) Upon the expiration or termination of any unexercised Option or Right prior to exercise of this Warrant, the number of shares of Common Stock issuable upon exercise of the Warrant shall be readjusted, and the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the number of shares of Common Stock issuable upon exercise of the Warrant; and

               (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the number of shares of Common Stock issuable upon exercise of the Warrant shall forthwith be readjusted (but not downwards) to such number of shares of Common Stock issuable upon exercise of the Warrant as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

     Section 3.3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES ISSUABLE UPON EXERCISE. Except in the case of shares issued as a stock dividend described in
Section 3.6, issued upon a stock split or combination as described in Section 3.5, if the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.2 hereof) without consideration or for a consideration per share less than the Warrant Price on the date of and immediately prior to such issue, then and in such event, the Warrant Price of each Warrant shall be decreased, concurrently with such issue to an amount equal to the

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consideration per share received by the Company for the Additional Shares of
Common Stock so issued or deemed issued. If the Warrant Price shall be so reduced or if the Warrant Price is reduced as a result of a Book Value Adjustment, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of such reduction to the product obtained by multiplying the number of shares of Common Stock originally issuable upon exercise of this Warrant by a fraction:

               - the numerator of which shall be the original Warrant Price, and

               - the denominator of which shall be the Warrant Price in effect immediately after the time of such issuance.

     Section 3.4. DETERMINATION OF CONSIDERATION. For purposes of this Article III, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A)  Cash and Property: Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company;

                    (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Company's Board of Directors; and

                    (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Company's Board of Directors.

               (B) Options, Rights and Convertible Securities: The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.2 hereof relating to Options, Rights and Convertible Securities, shall be determined by dividing

                    - the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

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                    -    the maximum number of shares of Common Stock as set
                         forth in the instruments relating thereto (without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or Rights or the conversion or exchange of such Convertible Securities.

     Section 3.5. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrant immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrant immediately before the combination shall be proportionately decreased. In the event of any such subdivision or combination, the Warrant Price shall be adjusted to equal: (i) the Warrant Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the number of shares of Common Stock outstanding immediately before such event and
(B) the denominator of which is the number of shares of Common Stock outstanding immediately after the adjustment. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     Section 3.6. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event (i) the Warrant Price shall be adjusted to equal: (i) the Warrant Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which is the number of shares of Common Stock outstanding immediately after the adjustment, and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant shall be increased as of the time of such issuance, to the product obtained by multiplying the number of shares of Common Stock originally issuable upon exercise of the Warrant by a fraction:

                    - the numerator of which shall be the original Warrant Price, and

                    - the denominator of which shall be the Warrant Price in effect immediately after the time of such adjustment.

     Section 3.7. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise hereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that he would have received had this Warrant been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the conversion

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date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this Article III.

     Section 3.8. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     Section 3.9. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation, merger or share exchange of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, then this Warrant shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions in this Article III to the end that the provisions set forth in this Article III (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock issuable upon exercise of the Warrant) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

     Section 3.10. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article III and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     Section 3.11. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Article III, the Company and the Warrantholder shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall jointly prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a

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similar certificate setting forth (1) such adjustments and readjustments, (2)
the Warrant Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the exercise of this Warrant. Despite such adjustment or readjustment, the form of this Warrant need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions hereof, which shall control.

     Section 3.12. NOTICE OF RECORD DATE. In the event:

          (A) that the Company declares a dividend (or any other distribution) on its Common Stock;

          (B) that the Company subdivides or combines its outstanding shares of Common Stock;

          (C) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation, merger or share exchange of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

          (D) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holders of this Warrant at its last address as shown on the records of the Company, at least 20 days prior to the record date specified in
(A) below or 20 days before the date specified in (B) below, a notice stating


          (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

          (B) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

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                                   ARTICLE IV

         OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF THIS WARRANT

     Section 4.1. NO RIGHTS AS SHAREHOLDER. This Warrant does not entitle the holder hereof to any of the rights of a shareholder of the Company.

     Section 4.2. LOST WARRANT, ETC.. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt of a proper affidavit (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, issue a new Warrant of like tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 4.3. AUTHORIZED SHARES. The Company shall at all times have authorized for issuance upon exercise of this Warrant a number of shares of Common Stock sufficient to permit the exercise in full of this Warrant.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1. TAXES AND CHARGES. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of shares of Common Stock upon the exercise of this Warrant, but the Company shall not be obligated to pay any transfer taxes in respect of this Warrant or such shares.

     Section 5.2. ASSIGNS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the holder of this Warrant shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 5.3. NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given, when delivered personally or three days after having been sent by certified mail return receipt requested, postage prepaid, or upon transmission by telex, telecopy, facsimile or similar electronic medium to the parties at the addresses set forth in the Agreement (or at such other address for a party as shall be specified by like notice).

     Section 5.4. GOVERNING LAW. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Florida.

     Section 5.5. THIRD PARTIES. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of this Warrant any right, remedy or claim hereunder or by reason of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions,

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stipulations, promises and agreements in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of this Warrant.

     Section 5.6. WARRANTHOLDERS. The Company may deem and treat the person in whose name this Warrant is registered as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and holder of this Warrant and all other similar terms used herein shall mean such person in whose name this Warrant is registered on the books of the Company.

     Section 5.7. HEADINGS. The Article and Section headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its President and attested by its Secretary.


Dated: November 15, 2000            FORTUNE FINANCIAL, INC., a Florida corporation


                                    By: /s/ J. JOHN WORTMAN
                                        -------------------------------------
                                                      President


                                    Attest:__________________________________
                                                      Secretary



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                              ELECTION TO EXERCISE

TO FORTUNE FINANCIAL, INC.:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a check or notes in the amount of $ .

         Pursuant to the terms of the attached Warrant, the undersigned hereby elects to make a Cashless Exercise as provided for in Section 2.2 of such Warrant with respect to _____ shares of Common Stock. Please issue a certificate or certificates for such shares of Common Stock and a replacement Warrant for any portion not exercised in the name of, and pay any cash for any fractional shares to:

                                       Name_________________________________
INSERT SOCIAL SECURITY OR              (Please Print Name and Address)
OTHER IDENTIFYING NUMBER


_________________________              Signature____________________________


                                       Address______________________________


                                       NOTE: The above signature should correspond
                                             exactly with the name on the face of
                                             this Warrant or with the name of assignee
                                             appearing in the assignment form below.

                                   ASSIGNMENT

         For value received, _________________________ hereby sells, assigns and transfers unto ____________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ attorney, to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.


         Dated: __________________________


                                       NOTE:  The above signature should
                                              correspond exactly with the
                                              name on the face of this Warrant